                                                                    EXHIBIT 5(a)

                                 CLASS I SHARES
                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of ____, 1998 between MERCURY ASSET MANAGEMENT FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of its series Mercury International Fund (the "Fund") and MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                             W I T N E S S E T H :

         WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.0001 per share; and

         WHEREAS, the Directors have established and designated the Fund as a series of the Corporation, offering separate classes of shares of common stock, as described above; and

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of Class I shares of common stock in the Fund;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Corporation hereby appoints the Distributor as the Fund's principal underwriter and distributor to sell the Class I shares of common stock in the Fund (sometimes herein referred to as "Class I Shares") to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell the Class I Shares to the Distributor upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Distributor shall be the Fund's exclusive representative to act as principal underwriter and distributor of the Class I Shares, except that:

         a. The Corporation may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of the Class I Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell the Class I Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

         b. The exclusive rights granted to the Distributor to purchase Class I Shares from the Fund shall not apply to Class I Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class I shares of any such company.

         c. Such exclusive rights also shall not apply to Class I Shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

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         d. Such exclusive rights also shall not apply to Class I Shares issued by the Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Class I Shares as shall be agreed between the Corporation and the Distributor from time to time.

         Section 3. Purchase of Class I Shares from the Corporation.

         a. Prior to the continuous offering of the Class I Shares, commencing on a date agreed upon by the Corporation and the Distributor, it is contemplated that the Distributor will solicit subscriptions for Class I Shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within three business days after the termination of the subscription period, at which time the Fund will commence operations.

         b. After the Fund commences operations, the Fund will commence an offering of Class I Shares and thereafter the Distributor shall have the right to buy from the Corporation the Class I Shares needed, but not more than the Class I Shares needed (except for clerical errors in transmission) to fill unconditional orders for Class I Shares placed with the Distributor by eligible investors or securities dealers. Investors eligible to purchase Class I Shares shall be those persons so identified in the currently effective prospectus and statement of additional information of the Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Class I Shares ("eligible investors"). The price that the Distributor shall pay for the Class I Shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(e) hereof, used in determining the public offering price on which such orders were based.

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         c. The Class I Shares are to be resold by the Distributor to eligible investors at the public offering price, as set forth in Section 3(d) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

         d. The public offering price(s) of the Class I Shares, i.e., the price per share at which the Distributor or selected dealers may sell Class I Shares to eligible investors, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such Class I Shares, but not to exceed the net asset value at which the Distributor is to purchase the Class I Shares, plus a sales charge not to exceed 5.25% of the public offering price (5.54% of the net amount invested), subject to reductions for volume purchases. Class I Shares may be sold to certain Directors, officers and employees of the Corporation, directors and employees of Merrill Lynch & Co., Inc. and its subsidiaries, and to certain other persons described in the prospectus and statement of additional information, without a sales charge or at a reduced sales charge, upon terms and conditions set forth in the prospectus and statement of additional information. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(g).

         e. The net asset value of the Class I Shares shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the Fund's prospectus and statement of additional information and guidelines established by the Directors.

         f. The Corporation shall have the right to suspend the sale of Class I Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of Class I Shares if trading on the New

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York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event that, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Class I Shares.

         g. The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Class I Shares received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class I Shares from eligible investors. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class I Shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

   Section 4. Repurchase or Redemption of Class I Shares by the Corporation.

         a. Any of the outstanding Class I Shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Class I Shares so tendered in accordance with its obligations as set forth in Article VI of the Corporation's Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the Fund. The price to be paid to redeem or repurchase the Class I Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information relating to the Fund. All payments by the Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by the Fund of any of the Class I Shares purchased by or through the Distributor will not affect the sales charge secured by the Distributor or any selected dealer in the course of the original sale, except that if any Class I Shares are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge shall be forfeited by the Distributor and the selected dealer that sold such Class I Shares.

         The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Class I Shares shall be paid by the Fund as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

         b. Redemption of Class I Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5. Duties of the Corporation.

         a. The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Class I Shares, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of the Fund's prospectus and statement of additional information as the Distributor shall reasonably request.

         b. The Corporation shall take, from time to time, but subject to any necessary approval of the Fund's Class I shareholders, all necessary action to fix the number of authorized Class I Shares and such steps as may be necessary to register the same under the Securities Act to the end that there will be available for sale such number of Class I Shares as the Distributor reasonably may be expected to sell.

         c. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Class I Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

         d. The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of the Fund's annual and interim reports.

         Section 6. Duties of the Distributor.

         a. The Distributor shall devote reasonable time and effort to effect sales of Class I Shares but shall not be obligated to sell any specific number of Class I Shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         b. In selling the Class I Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by Corporation to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

         c. The Distributor shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to eligible investors and selected dealers, the collection of amounts payable by eligible investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         Section 7. Selected Dealer Agreements.

         a. The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Class I Shares and fix therein the portion of the sales charge that may be allocated to the selected dealers; provided, that the Corporation shall approve the forms of agreements with dealers and the dealer compensation set forth therein. Class I Shares sold to selected dealers shall be for resale by such dealers only at the public offering price(s) set forth in the prospectus and statement of additional information. The form of agreement with selected dealers to be used during the subscription period described in Section 3(a) is attached hereto as Exhibit A and the form of agreement with selected dealers to be used in the continuous offering of the Class I Shares is attached hereto as Exhibit B.

         b. Within the United States, the Distributor shall offer and sell Class I Shares only to such selected dealers as are members in good standing of the NASD.

         Section 8. Payment of Expenses.

         a. The Fund shall bear all costs and expenses of the Fund, as incurred, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Class I shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

         b. The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof to be used in connection with the offering of Class I Shares to selected dealers or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Class I Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering.

         c. The Fund shall bear the cost and expenses of qualification of the Class I Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

         Section 9. Indemnification.

         a. The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class I Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's Class I shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them.
The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Class I Shares.

         b. The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers, the Fund, and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to Class I shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the

Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

                  Section 10. Fee-Based Programs Offered by the Fund's Investment Adviser or Its Affiliates. In connection with certain fee-based programs offered by the Fund's investment adviser or its affiliates, the Distributor and its affiliates are authorized to offer and sell shares of the Fund, as agent for the Corporation, to participants in such program. The terms of this Agreement shall apply to such sales, including terms as to the offering price of Class I Shares, the proceeds to be paid to the Fund, the duties of the Distributor, the payment of expenses and indemnification obligations of the Fund and the Distributor.

         Section 11. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force for two years and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or by the vote of a majority of the outstanding Class I voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding Class I voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

         Section 12. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding Class I voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    MERCURY ASSET MANAGEMENT FUNDS, INC.
                                    on behalf of its series,
                                    MERCURY INTERNATIONAL FUND

                                    By
                                       --------------------------
                                          Title:

                                    MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.

                                    By
                                       --------------------------
                                          Title:

                                                                       EXHIBIT A



                      MERCURY ASSET MANAGEMENT FUNDS, INC.
                            ON BEHALF OF ITS SERIES,
                           MERCURY INTERNATIONAL FUND

                         CLASS I SHARES OF COMMON STOCK
                           SELECTED DEALER AGREEMENT
                            FOR SUBSCRIPTION PERIOD

Ladies and Gentlemen:

                 Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. (the "Distributor") has an agreement with Mercury Asset Management Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury International Fund (the "Fund"), pursuant to which it acts as the distributor for the sale of Class I shares of common stock of the Fund, par value $0.0001 per share (herein referred to as "Class I Shares") and as such has the right to distribute Class I Shares for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Class I Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"). The Class I Shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus and Statement of Additional Information. You, [name of selected dealer] have received a copy of the Class I Shares Distribution Agreement (the "Distribution Agreement") between ourself and the Corporation and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, Class I Shares for resale to investors identified in the Prospectus and Statement of Additional Information as eligible to purchase Class I Shares ("eligible investors") upon the following terms and conditions:

                 1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through _____ 199_. The subscription period may be extended upon agreement between the Fund and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the third business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date"), such number of Class I Shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

                 2. In all sales of these Class I Shares to eligible investors, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Corporation, the Fund, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell Class I Shares, as agent for the Corporation, to participants in such program.

                 3. Except as provided in Paragraph 4, below, the public offering prices, sales charges and the related Selected Dealers' concession are as follows:


                                                               Subscription Period
                                                               -------------------

                                                                                          Securities
                                                             Sales Charge                  Dealers'
                                                             ------------                 Concession
                                                                                          ----------
                                                                    Percentage*           Percentage*
                                              Public                 of Public             of Public
                                             Offering     Dollar     Offering     Dollar    Offering
                                               Price      Amount       Price      Amount     Price
                                               -----      ------       -----      ------     -----
 [Less than $25,000  . . . . . . . . . .     $10.554      $.554       5.25%       $.554      5.25%
 $25,000 but less than $50,000 . . . . .      10.499       .499        4.75       .499        4.75
 $50,000 but less than $100,000  . . . .      10.417       .417        4.00       .417        4.00
 $100,000 but less than $250,000 . . . .      10.309       .309        3.00       .309        3.00
 $250,000 but less than $1,000,000 . . .      10.204       .204        2.00       .204        2.00
 $1,000,000 and over** . . . . . . . . .      10.000       .000        0.00       .000       0.00]

------------------
*   Rounded to the nearest one-hundredth percent.
** Initial sales charges may be waived for certain classes of offers as set forth in the Prospectus and Statement of Additional Information of the Fund. Such purchases may be subject to a contingent deferred sales charge as set forth in the Prospectus and Statement of Additional Information.

The proceeds per Class I Share to the Fund from the sale of all shares sold during the subscription period will be $10.00.

         The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing Class I Shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing Class I Shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or has no purpose other than the purchase of Class I Shares or shares of the registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

         The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase Class I Shares at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of the

Class I, Class A, Class B and Class C shares of the Fund and of any other open-end investment company advised by Mercury Asset Management International, Ltd., or an affiliate thereof (together, "Mercury-advised mutual funds"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

         The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I shares or of Class A shares or of shares of any other Mercury-advised mutual fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intent in the form provided in the Prospectus. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intent.

         You agree to advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intent is set forth in the Prospectus and Statement of Additional Information.

         4. You shall not place orders for any of the Class I Shares unless you have already received purchase orders for such Class I Shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus, as amended from time to time. You agree that you will not offer or sell any of the Class I Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class I Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) within three business days of receipt of request and will not furnish to any person any information relating to the Class I Shares that is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

         5. All Class I Shares purchased by Selected Dealers will be delivered in the first instance at a settlement price computed on the basis of all sales having been made in a purchase (as such term is defined above) involving a public offering price of less than $25,000. All sales to you will be deemed to have been made in such a transaction unless within 30 days after the Closing Date you furnish to us, on forms supplied by us for the purpose, a statement acceptable to us setting forth sales in purchases involving a public offering price of $25,000 or more, in which case we will compute such Selected Dealers' concessions on the basis of the information set forth in such statement.

         6. Payment for Class I Shares purchased by you is to be made by certified or official bank check at the office of Merrill Lynch Funds Distributor, Inc., P.O. Box 9081, Princeton, New Jersey 08543-9081, on such date as we may advise, in New York Clearing House funds payable to the order of Merrill Lynch Funds Distributor, Inc., or by federal funds wire transfer, against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Merrill Lynch Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the Class I Shares so purchased by you. You agree that as promptly as practicable after the delivery of such Class I Shares you will issue appropriate written transfer instructions to the Corporation or to the shareholder servicing agent as to the purchasers to whom you sold the Class I Shares.

         7. If any Class I Shares sold to you under the terms of this Agreement are repurchased by the Corporation or by us for the account of the Corporation or are tendered for redemption within seven business days after the Closing Date, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Class I Shares.

         8. No person is authorized to make any representations concerning Class I Shares except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing Class I Shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information that we furnish you other than the Fund's Prospectus and Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Corporation or the Fund, and you agree that the Corporation and the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         9. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and, if requested, the Statement of Additional Information within three business days of receipt of request, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

         10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class I Shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

         11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the subscription offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Conduct Rules of such Association.

         13. Upon application to us, we will inform you as to the states in which we believe the Class I Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class I Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class I Shares, if necessary.

         14. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         15. You agree that you will not sell any Class I Shares to any account over which you exercise discretionary authority.

         16. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement shall continue after termination for the purpose of Section 7 hereof and for the purpose of settlement of accounts hereunder.

                               MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.



                               By
                                  ----------------------------------
                                     Title:



Please return one signed copy
  of this Agreement to:

         MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.
         P.O. Box 9081
         Princeton, New Jersey  08543-9081

         Accepted:


                 -------------------------------------------
                 (Authorized Signature)

                 Firm Name:
                           ---------------------------------
                 By:
                    ----------------------------------------
                 Title:
                       -------------------------------------
                 Address:
                         -----------------------------------

                 -------------------------------------------
                 Date:
                      --------------------------------------

                                                                       EXHIBIT B


                      MERCURY ASSET MANAGEMENT FUNDS, INC.
                            ON BEHALF OF ITS SERIES,
                           MERCURY INTERNATIONAL FUND
                         CLASS I SHARES OF COMMON STOCK

                           SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

                          Mercury Funds Distributor, a division of Princeton
Funds Distributor, Inc. (the "Distributor") has an agreement with Mercury Asset Management Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury International Fund (the "Fund"), pursuant to which it acts as the distributor for the sale of Class I shares of common stock of the Fund, par value $0.0001 per share (herein referred to as "Class I Shares"), and as such has the right to distribute Class I Shares for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Class I Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"). You, [name of selected dealer], have received a copy of the Class I Shares Distribution Agreement (the "Distribution Agreement") between ourself and the Corporation and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus" and "Statement of Additional Information" used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission (the "Commission") which is part of the most recent effective registration statement pursuant to the Securities Act. We offer to sell to you, as a member of the Selected Dealers Group, Class I Shares for resale to investors identified in the Prospectus and Statement of Additional Information as eligible to purchase Class I Shares ("eligible investors") upon the following terms and conditions:

                 1. In all sales of Class I Shares to eligible investors, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Corporation, the Fund, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell Class I Shares, as agent for the Corporation, to participants in such program.

                 2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and Statement of Additional Information of the Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions that we or the Corporation shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information of the Fund.

                 3. The sales charges for sales to eligible investors, computed as percentages of the public offering price and the amount invested, and the related discount to Selected Dealers are as follows:


                                                                                                   Discount to
                                                                                                    Selected
                                                                         Sales Charge              Dealers as
                                              Sales Charge              as Percentage*             Percentage
                                              As Percentage               of the Net                 of the
                                                 of the                     Amount                  Offering
 Amount of Purchase                          Offering Price               Invested                   Price
 ------------------                          --------------               ----------               -----------
 Less than
 $25,000.............................             5.25%                      5.54%                    5.00%

 $25,000 but less than
 $50,000.............................             4.75                       4.99                     4.50

 $50,000 but less than
 $100,000............................             4.00                       4.17                     3.75

 $100,000 but less than
 $250,000............................             3.00                       3.09                     2.75

 $250,000 but less than
 $1,000,000..........................             2.00                       2.04                     1.80

 $1,000,000 and
 over**..............................             0.00                       0.00                     0.00

-------------------

*  Rounded to the nearest one-hundredth percent.
** Initial sales charges may be waived for certain classes of offerees as set forth in the current Prospectus and Statement of Additional Information of the Fund. Such purchases may be subject to a contingent deferred sales charge as set forth in the current Prospectus and Statement of Additional Information.

                 The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing Class I Shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing Class I Shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of Class I Shares of the Fund or Class I shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

                 The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase Class I Shares at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of Class I, Class A, Class B and Class C shares of the Fund and of any other series of the Corporation (each, a "Mercury Fund"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

                 The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I shares or of Class A shares of any other Mercury Fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intent in the form provided in the Prospectus. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intent.

                 You agree to advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intent is set forth in the Prospectus and Statement of Additional Information.

                 4. You shall not place orders for any of the Class I Shares unless you have already received purchase orders for such Class I Shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the Class I Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class I Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) within three business days of receipt of request and will not furnish to any person any information relating to the Class I Shares that is inconsistent in any respect with the information contained in the Prospectus and Statement of

Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

                 5. As a selected dealer, you are hereby authorized (i) to place orders directly with the Corporation for Class I Shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and subject to the compensation provisions of Section 3 hereof and (ii) to tender Class I Shares directly to the Corporation or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

                 6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

                 7. If any Class I Shares sold to you under the terms of this Agreement are repurchased by the Corporation or by us for the account of the Corporation or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Class I Shares.

                 8. No person is authorized to make any representations concerning Class I Shares except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing Class I Shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information that we furnish you other than the Fund's Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Corporation or the Fund, and you agree that the Corporation and the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

                 9. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and, if requested, the Statement of Additional Information within three business days of receipt of request, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

                 10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class I Shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this agreement upon notice to the other party.


                 11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Commission issued thereunder.

                 12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Conduct Rules of such Association.

                 13. Upon application to us, we will inform you as to the states in which we believe the Class I Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class I Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class I Shares, if necessary.

                 14. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

                 15. Your first order placed pursuant to this Agreement for the purchase of Class I Shares will represent your acceptance of this Agreement.

                                  MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                                  By:
                                      ---------------------------
                                  Title:
                                        -------------------------
                                          (Authorized Signature)

Please return one signed copy
       of this agreement to:

       MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.
       P.O. Box 9081
       Princeton, New Jersey 08543-9081

       Accepted:


              -----------------------------
              (Authorized Signature)


              Firm Name:
                        ---------------------
              By:
                 ----------------------------
              Title:
                    ---------------------------
              Address:
              --------------------------------
              Date:
                   ---------------------------